As filed with the Securities and Exchange Commission on July 27, 1999
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          HARBOR FEDERAL BANCORP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   MARYLAND                              52-1860591
                   --------                              ----------
           (State or Other Jurisdiction of            (I.R.S. Employer
           Incorporation or Organization)            Identification No.)

                                  705 YORK ROAD
                            BALTIMORE, MARYLAND 21204
                            -------------------------
                    (Address of Principal Executive Offices)

             HARBOR FEDERAL BANCORP, INC. 1999 STOCK INCENTIVE PLAN
             ------------------------------------------------------
                            (Full title of the Plan)

                          ROBERT A. WILLIAMS, PRESIDENT
                          HARBOR FEDERAL BANCORP, INC.
                                  705 YORK ROAD
                            BALTIMORE, MARYLAND 21204
                            -------------------------
                     (Name and Address of Agent For Service)

                                 (410) 321-7041
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                             J. MARK POERIO, ESQUIRE
                                   KUTAK ROCK
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
      Title Of              Amount           Proposed Maximum      Proposed Maximum        Amount of
     Securities              To Be            Offering Price      Aggregate Offering     Registration
  To Be Registered        Registered             Per Share               Price                Fee
-----------------------------------------------------------------------------------------------------
    Common Stock,
   $.01 par value         170,000 (1)                (2)            $2,677,500(2)         $744.35
=====================================================================================================
(1) Maximum number of shares  issuable  under the  Harbor  Federal  Bancorp, Inc. 1999 Stock Incentive
    Plan (170,000 shares), as such amount may be increased in accordance with said  plan in the  event
    of a  merger, consolidation,   recapitalization,  stock  dividend,  stock  split, or similar event involving the Registrant.

(2) Under  Rule  457(h)  the  registration  fee may be calculated, inter alia, based upon the price at which the options may be exercised.  170,000 shares are being registered hereby, of which none are currently  under  option.  Consequently,  all  of  the  shares are being registered based upon the average of the high and low selling  prices of the common  stock of the  Registrant as reported on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS")
    on July 22, 1999 of $15.75 per share ($2,677,500 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Harbor Federal Bancorp, Inc. 1999 Stock Incentive Plan in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Harbor Federal Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999 (Commission File No. 000-24194);

     (b) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A dated May 5, 1994.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Federal Regulations define areas for indemnity coverage by Harbor Federal Savings Bank (the "Savings Bank"), as follows:

     (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Savings Bank shall be indemnified by the Savings Bank for:

                  (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

                  (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

                  (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

                  (i) The Savings Bank shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                  (ii) The Savings Bank shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Savings Bank determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the Savings Bank or their members or stockholders.

     (c) As used in this paragraph:

                  (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                  (ii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                  (iii) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

     The Savings Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by its directors and officers while serving in their capacities as such.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Article XVII of the Company's Articles of Incorporation sets forth the circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities as follows:

          The Company shall indemnify, to the fullest extent permissible under the Maryland General Company Law, any individual who is or was a director, officer, employee or agent of the Company, and any individual who serves or served at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     In accordance with Section 2-418 of the Maryland General Corporation Law, directors of the Company generally shall be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances unless it is established that (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director received an improper personal benefit in money, property or services; or, (iii) in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any  prospectus  required  by  Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 23rd day of July, 1999.

                                    HARBOR FEDERAL BANCORP, INC.


                                    By:/s/ Robert A. Williams
                                       -----------------------------------------
                                       Robert A. Williams
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                                Date
----------                      -----                                ----

/s/ Robert A. Williams          Director, President and           July 23, 1999
-----------------------------   Chief Executive Officer
Robert A. Williams              (Principal Executive Officer)

/s/ Norbert J. Luken            Vice President and                July 23, 1999
-----------------------------   Chief Financial Officer
Norbert J. Luken                (Principal Financial and
                                Accounting Officer)

/s/ Joseph J. Lacy
-----------------------------   Director                          July 23, 1999
Joseph J. Lacy

/s/ John H. Riehl, III
-----------------------------   Director                          July 23, 1999
John H. Riehl, III

/s/ J. Kemp Roche
-----------------------------   Director                          July 23, 1999
J. Kemp Roche

/s/ Gideon N. Stieff, Jr.
-----------------------------   Director                          July 23, 1999
Gideon N. Stieff, Jr.

/s/ Lawrence W. Williams
-----------------------------   Director and                      July 23, 1999
Lawrence W. Williams            Vice President

                                INDEX TO EXHIBITS

   Exhibit   Description
   -------   -----------

      5 Opinion of Kutak Rock as to the legality of the Common Stock being registered

     23.1    Consent of Kutak Rock (appears in their opinion filed as Exhibit 5)

     23.2    Consent of KPMG LLP

     99.1    Harbor Federal Bancorp, Inc. 1999 Stock Incentive Plan

     99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Harbor Federal Bancorp, Inc. 1999 Stock Incentive Plan

     99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Harbor Federal Bancorp, Inc. 1999 Stock Incentive Plan

     99.4    Stock Appreciation Rights Agreement

     99.5    Notice of Deferred Share Award